[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.48

December 21, 2017

Akiyoshi Shimaya

Executive Director

Candidate Discovery Science Labs. Unit 4Drug Discovery Research

Astellas Pharma Inc.

21, Miyukigaoka Tsukuba-shi, Ibaraki 305-8585

Japan

RE:Amendment to Collaboration Agreement; Extension of Research Term

Dear Akiyoshi:

As you know, Astellas Pharma Inc. (“Astellas”) and Cytokinetics, Inc. (“Cytokinetics”) are parties to that certain Amended and Restated License and Collaboration Agreement dated December 22, 2014, as amended by the Amendment to the Amended and Restated License and Collaboration Agreement dated July 27, 2016 and the Amendment to Collaboration Agreement dated April 11, 2017 (as so amended, the “Collaboration Agreement”).  Capitalized terms used in this letter and not otherwise defined shall have the meaning ascribed to them in the Collaboration Agreement.  The Parties hereby agree to amend the Collaboration Agreement as follows, effective as of the date first set forth above:

1.	Section 5.2 of the Collaboration Agreement is hereby amended to replace the phrase “December 31, 2017” in the first sentence of such section with the phrase “December 31, 2019.”
2.	Section 5.3 of the Collaboration Agreement is hereby amended to replace the phrase “December 31, 2017” in the third sentence of such section with the phrase “December 31, 2018.”

3.

Notwithstanding Section 5.3 of the Collaboration Agreement, Astellas and Cytokinetics hereby agree that the JRC shall agree upon the out-of-pocket costs and number of Cytokinetics FTEs for activities under the Research Plan that Astellas shall support annually from January 1, 2019 through December 31, 2019 by [*].

Confidential

Astellas Pharma Inc.

Amendment to Collaboration Agreement; Extension of Research Term

Page Two

If the foregoing is acceptable to and agreed by Astellas, please so indicate by having an authorized representative of Astellas sign this letter in the appropriate signature line below, and return such signed copy to Elisabeth Schnieders, Ph.D., Senior Vice President, Business Development, at your earliest convenience.  If you have any questions or comments, please do not hesitate to contact Elisabeth at (650) 624-3083 or by e-mail at eschnieders@cytokinetics.com.

Sincerely,

/s/ Robert I. Blum

Robert I. Blum

President & CEO

Agreed and accepted:

Astellas Pharma Inc.

By:  /s/ Wataru Uchida

Name: Wataru Uchida

Title: President, Drug Discovery Research

Date: December 26, 2017

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